Exhibit 99.1

Silevo, Inc.

Consolidated Financial Statements

For the years ended

December 28, 2013 and December 31, 2012

Silevo, Inc.

Board of Directors

Silevo, Inc.

Fremont, California

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Silevo, Inc. (a Delaware Corporation) (the Company), which comprise the consolidated balance sheets as of December 28, 2013 and December 31, 2012, and the related consolidated statements of operations, redeemable convertible preferred stock, stockholders’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Silevo, Inc. as of December 28, 2013 and December 31, 2012, and the results of its operations, and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter Regarding Restatement

As described in Note 3, the consolidated financial statements were restated to correct an error that was discovered after their issuance on April 29, 2014. The consolidated financial statements include an adjustment to the consolidated balance sheet and the consolidated statement of redeemable convertible preferred stock and stockholders’ deficit, the consolidated statement of cash flows, as well as related changes to the convertible notes payable disclosure (Note 7). Our opinion is not modified with respect to that matter.

Palo Alto, California
April 29, 2014, except for Note 3 and Sale of Capital Stock in Note 1, as to which the date is November 25, 2014

Silevo, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 28, 2013	December 31, 2012

Assets
Current Assets
Cash and cash equivalents	$1,676	$8,795
Accounts receivable, net	239	95
Inventories, net	3,987	513
Prepaid expenses and other current assets	5,219	4,872

Total current assets	11,121	14,275
Property and equipment, net	26,112	26,705
Other assets	17	17

Total assets	$37,250	$40,997

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,735	$1,664
Accrued expenses and other current liabilities	1,813	1,091
Notes payable	9,161	8,887
Convertible notes payable, net of discounts	6,172	—

Total current liabilities	21,881	11,642

Other long-term liabilities	41	61
Preferred stock warrant liability	3,900	—

Total liabilities	25,822	11,703

Commitments and contingencies (Notes 6, 7, 11 and 13)
Redeemable convertible preferred stock
Series B-1 preferred stock, $0.00001 par value - 22,408,777 shares authorized, issued and outstanding (liquidation preference of $18,091)	21,423	17,884
Series B preferred stock, $0.00001 par value - 47,079,246 shares authorized, issued and outstanding (liquidation preference of $24,039)	24,012	24,012

Total redeemable convertible preferred stock	45,435	41,896

Stockholders’ deficit
Series A convertible preferred stock, $0.00001 par value - 42,000,369 shares authorized, issued and outstanding (liquidation preference of $21,445)	21,333	21,333
Common stock, $0.00001 par value - 149,000,000 shares authorized; 10,999,028 and 10,931,237 shares issued and outstanding at December 28, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	2,143	1,636
Accumulated deficit	(61,236)	(42,431)

Total stockholders’ deficit	(37,760)	(19,462)

Noncontrolling interests	3,753	6,860

Total stockholders’ deficit including noncontrolling interests	(34,007)	(12,602)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$37,250	$40,997

See Independent Auditors’ Report and Notes to Consolidated Financial Statements

Silevo, Inc.

Consolidated Statements of Operations

(in thousands)

	Year Ended
	December 28, 2013	December 31, 2012

Net Sales	$1,159	$72

Cost of Sales	1,312	81

	(153)	(9)

Operating expenses
Research, development and pre-production costs	14,590	10,237
Selling, general and administrative	5,149	4,504

Total operating expenses	19,739	14,741

Loss from Operations	(19,892)	(14,750)
Interest Expense ($1,709 and $41 in 2013 and 2012, respectively, from related parties)	(2,306)	(768)
Other Income, net	286	788

Net Loss including Noncontrolling Interests	(21,912)	(14,730)
Net loss attributable to noncontrolling interests	3,107	2,861

Net Loss Attributable to Silevo, Inc.	$(18,805)	$(11,869)

See Independent Auditors’ Report and Notes to Consolidated Financial Statements

Silevo, Inc.

Consolidated Statements of Redeemable Convertible

Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling Interests	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance at December 31, 2011	47,079,246	$24,012	42,000,369	$21,333	10,926,862	$—	$1,284	$(30,562)	$9,721	$1,776

Issuance of Series B-1 redeemable convertible preferred stock in exchange for cash, convertible notes and interest payable, net of issuance costs of $206	22,408,777	17,884	—	—	—	—	—	—	—	—
Common stock issued in connection with exercise of options	—	—	—	—	4,375	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	352	—	—	352
Net loss	—	—	—	—	—	—	—	(11,869)	(2,861)	(14,730)

Balance at December 31, 2012	69,488,023	41,896	42,000,369	21,333	10,931,237	—	1,636	(42,431)	6,860	(12,602)
Common stock issued in connection with exercise of options	—	—	—	—	67,791	—	8	—	—	8
Recognition of beneficial conversion feature for convertible notes payable	—	3,539	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	499	—	—	499
Net loss	—	—	—	—	—	—	—	(18,805)	(3,107)	(21,912)

Balance at December 28, 2013	69,488,023	$45,435	42,000,369	$21,333	10,999,028	$—	$2,143	$(61,236)	$3,753	$(34,007)

See Independent Auditors’ Report and Notes to Consolidated Financial Statements

Silevo, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 28, 2013	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss including noncontrolling interests	$(21,912)	$(14,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	(3)	—
Depreciation and amortization	3,558	2,488
Impairment loss on property and equipment	778	311
Non-cash interest expense	1,711	39
Provision for inventory valuation and obsolescence	501	96
(Gain) loss on disposal of property and equipment	32	(46)
Stock-based compensation	499	352
Change in assets and liabilities:
Accounts receivable	(141)	524
Inventories	(3,975)	(609)
Prepaid expenses and other current assets	(347)	(4,766)
Accounts payable	3,071	1,282
Accrued expenses and other current liabilities	722	62
Other long-term liabilities	(20)	—

	(15,526)	(14,997)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(3,775)	(15,860)
Proceeds on disposal of equipment	—	42

	(3,775)	(15,818)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	8	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	14,794
Proceeds from issuance of convertible notes payable	11,900	3,050
Proceeds from notes payable	9,161	20,823
Repayment of notes payable	(8,887)	(11,936)

	12,182	26,731

Net decrease in cash and cash equivalents	(7,119)	(4,084)
Cash and cash equivalents at beginning of year	8,795	12,879

Cash and cash equivalents at end of year	$1,676	$8,795

SUPPLEMENTAL DISCLOSURE OF OTHER CASH FLOW INFORMATION:
Interest paid	$596	$727

NON CASH FINANCING ACTIVITIES:
Conversion of debt into redeemable convertible preferred stock	$—	$3,090

Issuance of warrants in connection with issuance of convertible notes payable	$3,900	$—

Recognition of beneficial conversion feature in connection with convertible notes payable	$3,539	$—

See Independent Auditors’ Report and Notes to Consolidated Financial Statements

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

1.	Nature of Business and Sale of Capital Stock

Nature of Business

Silevo, Inc. (the Company) was incorporated in Delaware on June 13, 2006 as Sierra Solar Power, Inc. In August 2011, the Company changed its name to Silevo, Inc. The Company designs, develops, manufactures and sells high-efficiency solar cells and high-performance solar modules for residential, commercial and public utility applications worldwide. The Company was in the development stage through December 31, 2012. In 2013, the Company emerged from the development stage. The Company is headquartered in Fremont, California and operates from its subsidiaries in Hong Kong and Germany, as well as its joint venture in China.

Sale of Capital Stock

On September 23, 2014, the Company sold all of its outstanding shares of capital stock to SolarCity Corporation (SolarCity), a publicly-traded company. Upon the closing of the transaction, the Company became a wholly-owned subsidiary of SolarCity.

2.	Summary of Significant Accounting Policies

Change in Year End:

In 2013, the Company changed its year end from December 31 to a fiscal year end of the last Saturday in December. The Company believes this change will provide users of the consolidated financial statements with more relevant information as many companies in the industry utilize a similar fiscal year end.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Sierra Solar Power (Hong Kong) Limited (SSP HK) in Hong Kong and Silevo Germany GmbH (Silevo Germany) in Germany, and its joint venture in China, Silevo China Company Limited. All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition:

The Company sells solar cells and solar modules directly to system installers, distributors and developers. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, title and risk of loss have passed to the customer, the sales price is fixed or determinable, collectability of the resulting receivable is reasonably assured, and all significant obligations have been met. Generally, revenue arrangements include advance billings prior to shipment. A trade receivable is recorded for the advance billing and an offsetting amount to advance from customers. Revenue is recognized upon completion of the revenue recognition criteria discussed above. There were no amounts advanced from customers as of December 28, 2013 or December 31, 2012.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s cash and cash equivalents at December 28, 2013 and December 31, 2012 consisted entirely of checking and money market accounts with commercial banks. The Company is exposed to credit risk in the event of default by the financial institutions to the extent the cash and cash equivalents balances are in excess of the amounts that are insured by the Federal Deposit Insurance Corporation. The Company did not experience any losses on its deposits in 2013 or 2012.

The Company generally requires advance payments from customers for a percentage of shipments. The Company performs credit evaluations to reduce credit risk and maintains allowances for potential credit losses to its receivables based on historical experience. To date, such losses have been within management’s expectations.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with an original or remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Prepaid Expenses and Other Current Assets:

Included in prepaid expenses and other current assets is a recoverable value added tax held in Silevo China Company Limited in the amount of $4,386 at December 28, 2013 ($3,554 at December 31, 2012).

Inventories:

Inventories are recorded at the lower of cost or market. Costs are determined on an average cost basis and include both the costs of acquisition and the costs of manufacturing. The Company regularly reviews the cost of inventories against their estimated market value and records a lower of cost or market write-down if any inventories have a cost in excess of estimated market value. In addition, the Company regularly compares the value of inventory quantities in excess of expected demand. The evaluation takes into consideration historical usage, expected demand, anticipated sales prices, product development schedules, product obsolescence, product merchantability and other factors. Market conditions are subject to change and actual sales of inventories could differ from forecasted demand. Inventories that have been written-down below historical cost continue to be carried at the lower value until such inventories are ultimately disposed.

Property, Plant and Equipment:

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated life of the related improvements. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the assets’ cost and accumulated depreciation are removed from the consolidated balance sheet, and any resulting gain or loss is reflected in operations in the period realized.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Construction in Progress:

Construction in progress includes direct expenditures for the construction of a new manufacturing facility and manufacturing tooling and equipment, and is stated at original cost. The Company contracts out building, tooling and equipment construction to suppliers under purchase agreements. Once the facility, tool or piece of equipment becomes operational, these capitalized costs are transferred to property and equipment and are depreciated at the appropriate rate consistent with the estimated useful life of the underlying asset.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include the allowance for doubtful accounts, valuation of inventories, useful lives of long-lived assets, valuation of deferred income tax assets, the measurement of stock-based compensation, and the valuation of the Company’s equity instruments. Actual results could differ from those estimates.

Impairment of Long-Lived Assets:

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the asset. Should impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over its estimated fair value.

Research, Development and Pre-Production Costs:

Research and development expense consists primarily of compensation and other personnel-related costs, materials, supplies, consulting fees, other outside services and equipment. All research and development costs are expensed as incurred. Pre-production costs consist primarily of salaries and personnel-related costs and the cost of implementing and operating a production line before it has been qualified for full production, including the cost of raw materials for solar cells run through the production line during the qualification phase.

In 2010, the Company signed a non-exclusive license, joint development program (JDP) and commercial supply agreement to develop and productize high-volume manufacturing epitaxial silicon deposition tools. In 2013 and 2012, the Company received approximately $293 and $590, respectively, as cost reimbursements under the JDP, which are recognized as an offset to research and development expense.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Product Warranties:

For modules sold before September 1, 2013, the Company provided a limited product warranty for defects in materials and workmanship under normal use and service conditions for ten years following shipment of the modules. The Company also provided a warranty that each module will produce at least 90% of the nominal power output rating during the first ten years following installation and at least 80% of the nominal power output rating during the 11th through 25th years following installation. In resolving claims under both the defects and output warranties, the Company has the option of either repairing or replacing the module or, under the power output warranty, providing supplemental products to remedy the power output shortfall. For modules sold after September 1, 2013, the Company provides a limited product warranty for defects in material, workmanship or manufacture under normal application, installation, use and service conditions for ten years from the date of purchase of the modules. The Company also provides a warranty that each module will produce at least 97% of the nominal power output rating for a period of one year from the warranty start date, and starting in year two, the nominal power output will decline annually by no more than 0.7% for a period of 24 years, so that by the end of the 25th year of operation the effective power output will be no less than 80.2% of nominal power output. In resolving claims under both the defects and output warranties, the Company has the option of either repairing or replacing the module or, under the power output warranty, providing an appropriate residual value for the defective module. Warranty costs for the estimated future costs of meeting warranty obligations are accrued when revenue is recognized. To date, provisions for warranty and claims under this warranty have not been significant.

Shipping and Handling Costs:

Shipping and handling costs are classified as a component of cost of sales. Customer payments for shipping and handling costs are recorded as a component of net sales.

Redeemable Convertible Preferred Stock Warrants:

The Company accounts for the outstanding redeemable convertible preferred stock warrants exercisable into shares of the Company’s redeemable convertible preferred stock in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 480, Distinguishing Liabilities from Equity (ASC 480). Under ASC 480, the Company is required to classify certain warrants to purchase shares of stock as liabilities and adjust the warrant instruments to fair value at each reporting period. At the end of each reporting period, changes in fair value during the period are recognized as a component of other income (expense).

Fair Value Measurements:

The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those instruments.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Fair Value Measurements: (continued)

The three-level hierarchy for fair value measurements is defined as follows:

Level 1:	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An investment’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

As of December 28, 2013, the Company had a preferred stock warrant liability with a fair value of $3,900 related to four warrants issued in December 2013. The Company did not record other income (expense) related to the change in the fair value of the warrants, as the Company considered the change to be immaterial. The Company’s preferred stock warrant liability was valued using externally developed models and is classified within Level 3 of the fair value hierarchy at December 28, 2013.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses consist primarily of compensation and other personnel-related costs, professional fees, consulting fees, travel expense, and other selling, marketing and administrative expenses.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Stock-Based Compensation:

In 2007, the Company established its 2007 Stock Plan (the Plan), which provides for the granting of stock options and restricted stock to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options (ISOs) or nonstatutory stock options (NSOs). The Company accounts for stock-based compensation in accordance with the authoritative guidance on share-based payment awards. The guidance requires the measurement and recognition of compensation expense for all share-based awards granted, modified and settled to the Company’s employees and directors based on the fair value of the award. The fair value of each employee stock option granted is estimated on the date of grant using an options pricing model. The Company uses the Black-Scholes option pricing model to estimate the fair value of its share-based payments and recognizes this expense on a straight-line basis over the options’ vesting periods. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate and expected dividends. The expected stock price volatility assumptions for the Company’s stock options were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The expected life of the options are based on the average period the stock options are expected to remain outstanding based on the options vesting term, contractual terms, and the Company’s historical activity as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post vesting employment termination behavior. The Company will continue to analyze the historical stock price volatility and expected term assumptions as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on published interest rates for U.S. Treasury zero coupon issued with a remaining term equal to the expected life assumed at the date of grant appropriate for the terms of the Company’s stock options. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. In addition, the guidance requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The forfeiture rate was estimated based on actual average historical forfeitures. To the extent that the Company grants additional equity securities to employees, the stock-based compensation expense will be increased by the additional compensation resulting from those additional grants and assumptions.

Income Taxes:

The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred income tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carry forwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

2.	Summary of Significant Accounting Policies (continued)

Income Taxes: (continued)

The Company utilizes the provisions of the FASB’s guidance on accounting for uncertainty in income taxes. The guidance requires a more-likely-than-not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company records a liability for the difference between the benefit recognized and measured pursuant to the guidance and the tax position taken or expected to be taken on the Company’s tax return. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. The Company establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves are established when the Company believes that certain positions might be challenged despite the Company’s belief that the tax return positions are fully supportable. The reserves are adjusted in light of changing facts and circumstances, such as the outcome of a tax audit. The provision for income taxes includes the impact of reserve provisions and changes to reserves that are considered appropriate. The Company recognizes interest and penalties related to unrecognized tax benefits in the income tax provision.

Foreign Currency Translation:

The functional currency of the Company’s wholly owned subsidiaries and joint venture in China is the U.S. dollar. Accordingly, monetary assets and liabilities are translated using exchange rates in effect at the end of the period. Nonmonetary assets and liabilities are translated at their historical values. Revenues and expenses are translated at average exchange rates, except for expenses related to balance sheet amounts translated at historical exchange rates. Gains and losses resulting from the translation, which have not been significant to date, are recorded in other income (expense), net in the accompanying consolidated statements of operations.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

3.	Restatement

Subsequent to the issuance of the consolidated financial statements on April 29, 2014, an error was discovered in relation to the debt discounts associated with the convertible notes payable and attached warrants (Note 7). The warrants were originally valued at a greater amount than the proceeds of the convertible debt that the warrants were attached to. Because the intrinsic value of the beneficial conversion features was greater than the proceeds allocated to the convertible instruments, the amount of the discount assigned to the beneficial conversion features was limited to the amount of the proceeds allocated to the convertible instruments. As such, the beneficial conversion features associated with the warrants and the 30% conversion discount on those convertible notes payable should not have been recorded. The 2013 consolidated financial statements have been restated as follows:

	As Previously Presented	As Restated

Preferred stock warrant liability	$3,946	$3,900

Convertible Notes Payable, net of discounts	$2,067	$6,172

Series B-1 redeemable convertible preferred stock	$21,536	$21,423

Additional paid-in capital	$6,089	$2,143

The misstatement did not impact the Company’s operations.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

4.	Joint Venture

In May 2011, the Company, through SSP HK, formed the joint venture Silevo China Company Limited (Joint Venture) with three other Chinese entities (the JV Partners) to develop, manufacture and market high performance photovoltaic materials, solar cells, modules and power systems. The Company, through SSP HK, and the JV Partners own 57.4344%, 20.4082%, 20.4082% and 1.7492%, respectively, of the Joint Venture. The Company and the JV Partners contributed total initial funding of $26,678. In April 2012 and August 2012, the Company, through SSP HK, contributed an additional $2,000 and $4,000, respectively, increasing its ownership from 57.4344% to 65.1218% as of December 31, 2012. The ownership remained unchanged during 2013.

In June 2011, the Company entered into a Services Agreement with the Joint Venture to provide operations and manufacturing, procurement, sales and marketing and back office support services. The agreement was terminated in February 2012.

For the period from June 2011 through December 2013, the Joint Venture engaged in building a 30MW manufacturing facility, including employee hiring, equipment purchasing, process technology transfer from the Company’s research and development center in the U.S., process implementation, and ramping the production line to full capacity.

In June 2012, the Company entered into a Manufacturing Services and Technology Licensing Agreement with the Joint Venture to sell solar cells on a “cost-plus” basis to the Company. The Joint Venture must obtain the Company’s consent to sell products to any third party. The agreement originally had a one-year term and included automatic renewals for successive one-year periods.

The Company has concluded that it is the primary beneficiary of the joint venture since the variable interests held by the Company empower it to direct the activities that most significantly impact the Joint Venture’s economic performance. In reaching this determination, the Company considered the significant control exercised by the Company over the Joint Venture’s Board of Directors, management and daily operations.

The Company has the right to require the JV Partners to sell their entire or partial equity interests in the Joint Venture to the Company any time within five years from their initial capital contribution. The JV Partners have the right to sell all or part of their equity interests in the Joint Venture to the Company if a U.S. investor transfers all or part of its shares in the Company to any third party. The Joint Venture is not allowed to make a profit distribution to investors prior to the full exit of JV Partners from their investments in the Joint Venture.

As the primary beneficiary of the Joint Venture, the Joint Venture’s assets, liabilities and results of operations are included in the Company’s consolidated financial statements. The other equity holders’ interests are reflected in “Net loss attributable to noncontrolling interests” in the consolidated statements of operations and “Noncontrolling interests” on the consolidated balance sheets.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

4.	Joint Venture (continued)

The following table summarizes the carrying amounts of the Joint Venture’s assets and liabilities included in the Company’s consolidated balance sheets at December 28, 2013 and December 31, 2012:

Assets and Liabilities of Consolidated Joint Venture	December 28, 2013	December 31, 2012
(in thousands)

Cash and cash equivalents	$513	$2,078
Other current assets	6,780	5,469
Property and equipment	24,290	24,315

Total assets	$31,583	$31,862

Current liabilities	$18,420	$10,791
Non-current liabilities	1,000	—

Total liabilities	$19,420	$10,791

5.	Balance Sheet Components

Inventories

Inventories at December 28, 2013 and December 31, 2012 were as follows:

	As of
	December 28, 2013	December 31, 2012
Raw materials	$1,645	$285
Work in process	39	3
Finished Goods	2,899	320

	4,583	608

Less: Reserve for net realizable value	(596)	(95)

Inventories, net	$3,987	$513

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

5.	Balance Sheet Components (continued)

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets at December 28, 2013 and December 31, 2012 were as follows:

	As of
	December 28, 2013	December 31, 2012
Recoverable value added tax	$4,387	$3,554
Advance payments to supplier	573	1,273
Prepaid expenses	260	45

Prepaid expenses and other current assets	$5,220	$4,872

Property and Equipment

Property and equipment at December 28, 2013 and December 31, 2012 were as follows:

	As of
	December 28, 2013	December 31, 2012
Manufacturing and lab equipment	$22,009	$19,191
Buildings	8,619	7,316
Land use rights	1,573	1,569
Leasehold improvements	1,470	1,470
Computer/office/software and furniture and fixtures	659	613
Construction in progress	1,573	2,137

	35,903	32,296

Less: Accumulated depreciation and amortization	(9,791)	(5,591)

Property and equipment, net	$26,112	$26,705

In 2013 and 2012, the Company recorded an impairment loss on unused assets held for sale of $778 and $311, respectively, which is recorded in research, development and pre-production costs in the accompanying consolidated statements of operations. The cost and net book value of the assets held for sale as of December 28, 2013 were $1,775 and $38, respectively.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

6.	Commitments and Contingencies

The Company leases its corporate headquarters in Fremont, California under a non-cancellable operating lease agreement that expires in April, 2015. The lease requires the Company to pay property taxes and certain other costs in addition to base rent. Future minimum payments under the lease were as follows at December 28, 2013:

Operating Leases
(in thousands)
2014	$253
2015	85

Total minimum lease payments	$338

Rent expense for the years ended December 28, 2013 and December 31, 2012 was $246 and $249, respectively.

As of December 28, 2013, the Company is contractually obligated to purchase approximately $715 of property and equipment related to the manufacturing facility in China.

The Company is not currently a party to any legal proceedings that management believes would have a material adverse effect on the financial position, results of operations or cash flows of the Company.

7.	Convertible Notes Payable

In March 2012, the Company entered into a series of convertible promissory note agreements with existing investors and another party totaling $3,050. On May 24, 2012, the Company entered into its initial closing of its Series B-1 redeemable convertible preferred stock (Series B-1) upon which the notes and related interest were converted into 3,828,207 shares of Series B-1 in settlement of $3,090 of debt including accrued interest of $41.

Between May 28, 2013 and November 14, 2013, the Company entered into a series of convertible promissory note agreements with existing stockholders for an aggregate of $8,000. The notes have a stated interest rate of 8% per annum and are scheduled to mature on the earlier of September 14, 2014 or the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000. The conversion price is subject to a 20% discount through September 14, 2014 and a 30% discount after September 14, 2014. Holders may convert within ten business days after September 14, 2014, or in the event of a change of control, the outstanding principal amount of the notes and any accrued interest into shares of the Company’s Series B-1. In the event of a change of control prior to a financing or the maturity date, the holders receive two times the then outstanding principal amount and any accrued interest. The outstanding principal balance and accrued interest was $8,000 and $254, respectively, as of December 28, 2013.

In connection with the issuance of the notes, the Company recorded a beneficial conversion feature related to the conversion discount feature of 30%. The conversion discount of $3,539 was recorded as a discount to the notes and within redeemable convertible preferred stock. The discount is being amortized to interest expense over the period of execution through maturity of the notes using the effective interest method. In 2013, the Company recognized $1,185 of interest expense related to the debt discount. At December 28, 2013, the unamortized discount on the notes was $2,354.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

7.	Convertible Notes Payable (continued)

In December 2013, the Company entered into a series of convertible promissory note agreements with existing stockholders for an aggregate of $3,900. The notes have a stated interest rate of 8% per annum and are scheduled to mature on the earlier of September 14, 2014 or the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000. The conversion price is subject to a 20% discount through September 14, 2014 and a 30% discount after September 14, 2014. Holders may convert within ten business days after September 14, 2014, or in the event of a change of control, the outstanding principal amount of the notes and any accrued interest into shares of the Company’s Series B-1. In the event of a change of control prior to a financing or the maturity date, the holders receive two times the then outstanding principal amount and any accrued interest. The outstanding principal balance and accrued interest was $3,900 and $17, respectively, as of December 28, 2013.

In connection with the issuance of the notes in December 2013, the Company issued warrants to purchase shares of its equity securities upon conversion of the notes in connection with the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or upon repayment of the notes in connection with a change of control or upon conversion of the note into shares of Series B-1. The shares are equal to one and a half times the then outstanding principal amount and any accrued interest divided by the exercise price. The exercise price is equal to the price per share upon the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or the Series B-1 conversion price, respectively. The warrants expire upon the earlier of the five year anniversary of the date of the warrants, any change in control, or an initial public offering (IPO). The warrants are exercisable at any time and expire in December 2018. The Company determined the fair value of the warrants on the date of issuance using the Black-Scholes option pricing model. The fair value of the warrants was recorded as a discount to the notes and is being amortized to interest expense using the effective interest method over the term of the notes. Since the fair value of the warrants was greater than the proceeds of the debt, the entire amount of the proceeds of $3,900 was recorded as a debt discount. In 2013, the Company recognized $255 of interest expense related to the debt discount. At December 28, 2013, the unamortized discount on the notes was $3,645.

8.	Notes Payable

In 2012, the Joint Venture entered into a series of Working Capital Loan Agreements, guaranteed by a related party, with a bank in China totaling $20,823. The stated rate of interest was 7.2%. In August 2012 and October 2012, the Company made a $10,559 and $1,377 payment of principal, respectively. In July 2013, the loans were repaid and reborrowed. The stated rate of interest is 7.2% per annum. The notes mature between July 14, 2014 and July 21, 2014. At December 28, 2013, the outstanding principal amount was $9,161.

9.	Related Party Transactions

On January 16, 2013, the Joint Venture entered into promissory note agreements for approximately $164 each with two members of management. The notes are interest free and are scheduled to mature on June 30, 2014. The balance is included in accrued expenses and other current liabilities on the accompanying consolidated balance sheet.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

10.	Income Taxes

The Company applied the provisions set forth in FASB Accounting Standards Codification (ASC) Topic 740, to account for uncertainty in income taxes. The Company periodically reviews the uncertainties and judgments related to the application of complex income tax regulations to determine income tax liabilities in several jurisdictions. The Company uses the “more likely than not” criterion for recognizing the income tax benefits or a liability for uncertain tax positions, and establishing measurement criteria for income tax benefits and liabilities. The Company has evaluated the impact of its tax positions and believes that all income tax filing positions and deductions will be sustained upon examination and, accordingly, has not recorded any reserves or related accruals for interest and penalties as of December 28, 2013 for uncertain income tax positions. The Company does not anticipate any changes in such uncertainties and judgments during the next twelve months. In the event the Company should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense. The Company has established a full valuation allowance on its deferred tax income assets and liabilities. Because of the Company’s limited operating history and cumulative losses, management believes it is more likely than not that the remaining deferred tax assets will not be realized.

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. At December 28, 2013, the Company’s net deferred income tax assets were $24,042 ($16,938 at December 31, 2012) and have been fully offset by a valuation allowance, as their realization is not reasonably assured. These deferred income tax assets consist primarily of net operating losses and income tax credits, which may be carried forward to offset future income tax liabilities. At December 28, 2013, the Company has federal, state and foreign net operating loss carry forwards of $40,140, $40,142 and $20,040, respectively, ($27,842, 27,844 and $11,891, respectively, at December 31, 2012) which expire beginning in 2027, 2017 and 2016, respectively. The Company also has federal and state research and development income tax credit carry forwards of $1,678 and $1,466, respectively, at December 28, 2013 ($1,384 and $1,157, respectively, at December 31, 2012). The federal tax credit carry forward begins to expire in 2027, while the state income tax credit carries forward indefinitely.

Section 382 of the Internal Revenue Code limits the use of net operating loss and income tax credits carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change of more than 50% of the value of the Company’s capital stock, the usage of the carryforwards could be restricted. To date, the Company believes that no such change in ownership has occurred.

The Company files income tax returns in the U.S., federal jurisdictions, several state jurisdictions and the Republic of China. The Company believes it is no longer subject to income tax examinations by domestic tax authorities for income tax filings prior to 2009.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

11.	Convertible Preferred Stock

The Company is authorized to issue 111,488,392 shares of convertible preferred stock with a par value of $0.00001 per share.

At December 28, 2013 and December 31, 2012, the following shares of convertible preferred stock were issued and outstanding:

Series	Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Amount
B-1	22,408,777	22,408,777	$18,091
B	47,079,246	47,079,246	24,039
A	42,000,369	42,000,369	21,445

	111,488,392	111,488,392	$63,575

The rights, preferences and privileges of the preferred stock are as follows:

Voting Rights:

The holders of Series A, B and B-1 preferred shares have the same voting rights as the holders of common stock. Each preferred shareholder is entitled to the number of votes equal to the number of shares of common stock into which the shares of convertible preferred stock held could be converted as of the record date.

Conversion Rights:

The Series A, B and B-1 preferred shares are convertible at the option of the preferred stockholder and may be converted to shares of common stock on a ratio of 1:1.

All Series A, B and B-1 preferred shares are automatically converted to common shares upon the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with the public offering price not less than $2.553 per share and which results in aggregate cash proceeds to the Company of not less than $50,000. Series A, B and B-1 preferred shares also automatically convert with the written consent of at least sixty-six and two thirds percent of all outstanding shares of Series A, B and B-1 preferred stock, voting as a single class on an as-converted to common stock basis.

Dividends:

Series A, B and B-1 preferred shares are entitled to dividends of $0.0408, $0.0408 and $0.0646, respectively, per share per annum, when and if declared by the Board of Directors. Such dividends are not cumulative. After payment of such dividends, any additional dividends are distributed among the Series A, B and B-1 preferred and common stockholders pro rata based on the number of shares of common stock, assuming conversion of all Series A, B and B-1 preferred shares into common. No dividends have been declared to date.

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

11.	Convertible Preferred Stock (continued)

Liquidation Rights:

Liquidation preferences are payable to preferred stockholders before any proceeds can be paid to common stockholders. The Series B-1 preferred stockholders are entitled to their preference payments before any payments are made to the Series A and B preferred and common stockholders. After payment of the liquidation preference to the Series B-1 preferred stockholders, the Series B preferred stockholders are entitled to their preference payments before any payments are made to the Series A and common stockholders. After payment of the liquidation preference to the Series B preferred stockholders, the Series A preferred stockholders are entitled to their preference payments before any payments are made to the common stockholders. After payment of the full liquidation preference to the preferred stockholders, the assets available for distribution are distributed ratably among the common stockholders. The liquidation preference per share for Series A, B and B-1 is $0.5106, $0.5106 and $0.8073, respectively.

Redemption Rights:

The Series B and B-1 preferred shares are redeemable at the option of a majority of the Series B and B-1 preferred stockholders after May 2017. The redemption price per share for Series B and B-1 is $0.5106 and $0.8073, respectively, payable in three equal installments beginning on the initial redemption date, nine months after the initial redemption date and eighteen months after the initial redemption date.

Series A preferred stock is not redeemable.

Preferred Stock Warrants:

In conjunction with the issuance of its convertible promissory notes on December 4, 2013 and December 16, 2013 (Note 7), the Company issued warrants to purchase shares of its equity securities upon conversion of the note in connection with the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or upon repayment of the note in connection with a change of control or upon conversion of the note into shares of Series B-1. The shares are equal to one and a half times the then outstanding principal amount and any accrued interest divided by the exercise price. The exercise price is equal to the price per share upon the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or the Series B-1 conversion price, respectively. The warrants expire upon the earlier of the five year anniversary of the date of the warrants (December 2018), any change in control, or an IPO.

12.	Stockholders’ Deficit

Common Stock:

The Company is authorized to issue 149,000,000 shares of common stock with a par value of $0.00001 per share. At December 28, 2013, 10,999,028 shares were issued and outstanding (10,931,237 shares at December 31, 2012).

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

12.	Stockholders’ Deficit (continued)

Stock Option Plan:

Options granted under the Company’s 2007 Stock Plan may be either incentive stock options (ISOs) or nonstatutory stock options (NSOs). ISOs may be granted only to Company employees. NSOs may be granted to Company employees, and consultants. As of December 28, 2013, the Company had reserved 27,066,601 shares of common stock for issuance under the Plan.

Options under the Plan may be granted for a term of up to ten years. For holders of more than 10% of the voting power of all classes of Company stock at the time an option is granted, the term in the case of an ISO is limited to a period of up to five years. All options issued to date have had a ten-year contractual life subject to the recipient’s continued relationship as a service provider. The per share exercise price shall be no less than 85% of the fair value on the date of grant or in the case of an ISO no less than 100% of the fair value on the date of grant, or no less than 110% of the fair value in the case of a grantee holding more than 10% of the voting power of all classes of Company stock at the date of grant. To date, options granted vest over four years and vest at a rate of 25% upon the first anniversary of the commencement date and 1/48th per month thereafter or 1/48th per month.

The exercise price of stock options granted is determined by the Plan Administrator and approved by the Company’s Board of Directors and, beginning in 2011, gives consideration to a valuation obtained from an independent valuation firm. The valuation firm used an option pricing method to estimate the aggregate enterprise value of the Company at the valuation date. The option pricing method considers the market value of the Company based upon the amount of preferred stock investment, the claims of the various classes of equity securities, and a discount for lack of marketability.

Activity under the Company’s stock option plan is set forth below:

		Weighted Average
	Number of Shares Under Option	Exercise Price	Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Options outstanding at December 31, 2011	15,245,808	$0.11	9.44	$24,805
Options granted	8,584,340	0.11
Options exercised	(4,375)	0.10
Options forfeited or expired	(134,229)	0.10

Options outstanding at December 31, 2012	23,691,544	$0.11	8.94	$23,419
Options granted	1,433,256	0.11
Options exercised	(67,791)	0.10
Options forfeited or expired	(668,209)	0.10

Options outstanding at December 28, 2013	24,388,800	$0.11	8.07	$256,607

Options vested and exercisable at December 28, 2013	13,267,234	$0.11	7.80	$149,718

Options expected to vest at December 28, 2013	22,116,183	$0.11	8.04	$234,383

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

12.	Stockholders’ Deficit (continued)

Stock Option Plan (continued)

The weighted average grant date fair value of the equity options granted during the year ended December 28, 2013 was $0.0829 per share.

Stock-Based Compensation:

The consolidated financial statements for all periods include stock-based compensation computed based on the grant date fair value. Employee stock-based compensation recognized was as follows:

	Years Ended
	December 28, 2013	December 31, 2012
Research, development and pre-production costs	$132	$102
Marketing, general and administrative	367	250

	$499	$352

The following weighted average assumptions are included in the estimated fair value calculations for stock option grants:

	Year Ended
	December 28, 2013	December 31, 2012
Expected volatility	85%	84%
Expected term (in years)	6.25	6.25
Risk-free rate	0.97% - 1.77%	0.98% - 1.18%
Expected dividends	-	-

See Independent Auditors’ Report

Silevo, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

12.	Stockholders’ Deficit (continued)

Stock-Based Compensation: (continued)

The Company has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest.

The total compensation cost related to non-vested awards not yet recognized at December 28, 2013 is $673, which is expected to be recognized over the next 1.95 years.

13.	Subsequent Events

Between January 22, 2014 and April 1, 2014, the Company entered into a series of convertible promissory note agreements with an existing stockholder for aggregate borrowings of $4,250. The notes have a stated interest rate of 8% per annum and are scheduled to mature on the earlier of September 14, 2014 or the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000. The conversion price is subject to a 20% discount through September 14, 2014 and a 30% discount thereafter. The holder may convert, within ten business days after September 14, 2014 or in connection with a change of control, the outstanding principal amount of the note and any accrued interest into shares of the Company’s Series B-1. In the event of a change of control prior to a financing or the maturity date, the holder receives two times the then outstanding principal amount and any accrued interest.

In connection with the issuance of the notes, the Company issued warrants to purchase shares of its equity securities upon conversion of the note in connection with the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or upon repayment of the notes in connection with a change of control or upon conversion of the notes into shares of Series B-1. The shares are equal to one and a half times the then outstanding principal amount and any accrued interest divided by the exercise price. The exercise price is equal to the price per share upon the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or the Series B-1 conversion price, respectively. The warrants expire upon the earlier of the five year anniversary of the date of the warrant, any change in control, or an IPO.

Between February 18, 2014 and April 11, 2014, the Company, through SSP HK, contributed an additional $590, increasing its ownership from 65.1218% to 65.7154% as of April 14, 2014.

On April 9, 2014, the Company entered into a promissory note with a strategic partner for borrowings of up to $6,000. The note has a stated interest rate of 2% per annum and is scheduled to mature upon the earlier of September 30, 2014 or sixty days after the date of termination of strategic discussions between the Company and the strategic partner. The Company borrowed $6,000 in April 2014.

The Company has performed an evaluation of subsequent events through April 29, 2014, which is the date the consolidated financial statements were approved by the Company and originally issued.

See Independent Auditors’ Report